                                                                       EXHIBIT C


                               ARTICLES OF MERGER
                                     AMONG

       ALLIED CAPITAL LENDING CORPORATION, ALLIED CAPITAL ADVISERS, INC.,
           ALLIED CAPITAL CORPORATION, ALLIED CAPITAL CORPORATION II,
                   AND ALLIED CAPITAL COMMERCIAL CORPORATION

     Pursuant to the provisions of Section 3-109 of the Maryland General Corporation Law (the "GCL"), the undersigned corporations hereby certify that:

                                   ARTICLE I.

                               AGREEMENT TO MERGE

     1.01. Allied Capital Lending Corporation, a Maryland corporation ("Lending"), Allied Capital Advisers, Inc., a Maryland corporation ("Advisers"), Allied Capital Corporation, a Maryland corporation ("Allied I"), Allied Capital Corporation II, a Maryland corporation ("Allied II"), and Allied Capital Commercial Corporation, a Maryland corporation ("Commercial," and together with Advisers, Allied I, and Allied II, individually an "Acquired Company" and collectively the "Acquired Companies"), each agree to the merger of the Acquired Companies with and into Lending (the "Merger"), subject to the terms and conditions set forth in the Agreement and Plan of Merger dated as of August 14, 1997, as amended and restated as of September 19, 1997, by and among Lending and each Acquired Company (the "Merger Agreement"). At the Effective Time (as hereinafter defined in Section 7.01) of the Merger, each Acquired Company will be merged with and into Lending in accordance with the provisions of the GCL. Lending shall be the surviving corporation (the "Surviving Company") and shall continue in existence under its charter, as amended by these Articles of Merger, and its bylaws, and the separate existence of each Acquired Company shall cease. The terms and conditions of the Merger hereby agreed upon and the manner of carrying the same into effect are hereinafter set forth. From and after the Effective Time, the Surviving Company shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, liabilities, obligations, disabilities and duties of each Acquired Company.

                                  ARTICLE II.

                   PLACE OF INCORPORATION; PRINCIPAL OFFICES

     2.01. The name and place of incorporation of each party to these Articles is as follows:

                                       NAME                               PLACE
            ----------------------------------------------------------  ---------
            Allied Capital Lending Corporation                          Maryland
            Allied Capital Advisers, Inc.                               Maryland
            Allied Capital Corporation                                  Maryland
            Allied Capital Corporation II                               Maryland
            Allied Capital Commercial Corporation                       Maryland

     2.02. The name and place of incorporation of the surviving corporation is as follows:

                                       NAME                               PLACE
            ----------------------------------------------------------  ---------
            Allied Capital Lending Corporation                          Maryland

     2.03. The principal office of Lending is located in Baltimore City, Maryland.

     2.04. The principal office of each Acquired Company is located in Baltimore City, Maryland. No Acquired Company owns an interest in land in the State of Maryland.

                                  ARTICLE III.

                                   APPROVALS

     3.01. The terms and conditions of the transaction set forth in these Articles were advised, authorized and approved by each corporation party to these Articles in the manner and by the vote required by its charter and the laws of the State of Maryland. The manner of approval was as follows:

        (a) Lending

             (i) The Board of Directors of Lending, at a meeting held on
                  , 1997, adopted a resolution which declared that the Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the Merger be submitted for consideration at a special meeting of the stockholders of Lending.

             (ii) Notice, which stated that a purpose of the special meeting of stockholders was to act on the Merger, was given by Lending in the manner required by the charter of Lending and the GCL to each stockholder entitled to such notice.

             (iii) The Merger was approved by the stockholders of Lending at a
        special meeting of stockholders held on             , 1997, by the
        affirmative vote of at least two-thirds of all votes entitled to be cast on the matter in accordance with the charter of Lending and the GCL.

        (b) Advisers

             (i) The Board of Directors of Advisers, at a meeting held on
                    , 1997, adopted a resolution which declared that the Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the Merger be submitted for consideration at a special meeting of the stockholders of Advisers.

             (ii) Notice, which stated that a purpose of the special meeting of stockholders was to act on the Merger, was given by Advisers in the manner required by the charter of Advisers and the GCL to each stockholder entitled to such notice.

             (iii) The Merger was approved by the stockholders of Advisers at a
        special meeting of stockholders held on             , 1997, by the
        affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter in accordance with the charter of Advisers and the GCL.

          (c) Allied I

             (i) The Board of Directors of Allied I, at a meeting held on
                    , 1997, adopted a resolution which declared that the Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the Merger be submitted for consideration at a special meeting of the stockholders of Allied I.

             (ii) Notice, which stated that a purpose of the special meeting of stockholders was to act on the Merger, was given by Allied I in the manner required by the charter of Allied I and the GCL to each stockholder entitled to such notice.

             (iii) The Merger was approved by the stockholders of Allied I at a
        special meeting of stockholders held on             , 1997, by the
        affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter in accordance with the charter of Allied I and the GCL.

        (d) Allied II

             (i) The Board of Directors of Allied II, at a meeting held on
                    , 1997, adopted a resolution which declared that the Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the Merger be submitted for consideration at a special meeting of the stockholders of Allied II.

             (ii) Notice, which stated that a purpose of the special meeting of stockholders was to act on the Merger, was given by Allied II in the manner required by the charter of Allied II and the GCL to each stockholder entitled to such notice.

             (iii) The Merger was approved by the stockholders of Allied II at a
        special meeting of stockholders held on             , 1997, by the
        affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter in accordance with the charter of Allied II and the GCL.

        (e) Commercial

             (i) The Board of Directors of Commercial, at a meeting held on
                    , 1997, adopted a resolution which declared that the Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the Merger be submitted for consideration at a special meeting of the stockholders of Commercial.

             (ii) Notice, which stated that a purpose of the special meeting of stockholders was to act on the Merger, was given by Commercial in the manner required by the charter of Commercial and the GCL to each stockholder entitled to such notice.

             (iii) The Merger was approved by the stockholders of Commercial at
        a special meeting of stockholders held on             , 1997, by the
        affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter in accordance with the charter of Commercial and the GCL.

                                  ARTICLE IV.

               AMENDMENT TO THE CHARTER OF THE SURVIVING COMPANY

     The following amendments to the charter of Lending are to be effected as part of the Merger:

     4.01. Article FIRST of the Amended and Restated Articles of Incorporation of Lending shall be amended to read in its entirety as follows:

          The name of the corporation (hereinafter referred to as the "Corporation") is: Allied Capital Corporation.

     4.02. Article SECOND, Section A, of the Amended and Restated Articles of Incorporation of Lending shall be amended to read in its entirety as follows:

          To operate under the Small Business Investment Act of 1958, as amended, and the Small Business Act (1958), as amended, in the manner and with the powers and responsibilities, and subject to the limitations provided by, each such Act and the regulations issued by the U.S. Small Business Administration thereunder;

     4.03. Article SECOND, Sections B through E, of the Amended and Restated Articles of Incorporation of Lending shall be redesignated as Article SECOND, Sections C through F, respectively, and the following text shall be inserted immediately after Article SECOND, Section A, of the Amended and Restated Articles of Incorporation of Lending and shall comprise in its entirety and be designated as Article SECOND, Section B:

          To render advice and consulting services to corporations, individuals, partnerships, limited liability companies, business trusts and other business entities; to enter into contracts with any of such entities for the purpose of carrying out such advisory and consulting services; to register as an investment adviser with any agencies and in any jurisdictions; and to do all such other acts as may be related to or incidental to the purposes of an investment adviser, merchant bank or similar financial institution;

     4.04. Article THIRD of the Amended and Restated Articles of Incorporation of Lending shall be amended to read in its entirety as follows:

          The address of the principal office of the Corporation in the State of Maryland is: 11 East Chase Street / Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is: The Prentice-Hall Corporation System, Maryland / 11 East Chase Street / Baltimore, Maryland 21202.

     4.05. The first sentence of Article FOURTH, Section A, of the Amended and Restated Articles of Incorporation of Lending shall be amended to read in its entirety as follows:

          The total number of shares of stock of all classes which the Corporation has authority to issue is one hundred million (100,000,000) shares of capital stock, with a par value of One-Tenth of One Mil ($0.0001) per share, amounting in aggregate to Ten Thousand Dollars ($10,000).

     4.06. The following text shall be deleted from Article SIXTH, Section C, of the Amended and Restated Articles of Incorporation of Lending:

          , as such provisions are consistent with Section C of Article SEVENTH

     4.07. The first sentence of Article SEVENTH, Section A, of the Amended and Restated Articles of Incorporation of Lending shall be amended to read in its entirety as follows:

          The Corporation shall indemnify (i) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent permitted by the General Laws of the State of Maryland now or hereafter in force (as limited by the Investment Company Act of 1940, as amended, or by any valid rule, regulation or order of the Securities and Exchange Commission thereunder, in each case as now or hereafter in force (the "1940 Act")), including the advance of expenses under the procedures and to the full extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law.

     4.08. The third sentence of Article SEVENTH, Section A, of the Amended and Restated Articles of Incorporation of Lending shall be amended to read in its entirety as follows:

          The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

     4.09. The first sentence of Article SEVENTH, Section B, of the Amended and Restated Articles of Incorporation of Lending shall be amended to read in its entirety as follows:

          To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and as limited by the 1940 Act, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages.

     4.10. Article SEVENTH, Section C, of the Amended and Restated Articles of Incorporation of Lending shall be deleted in its entirety.

                                   ARTICLE V.

                                 CAPITALIZATION

     5.01. The total number of shares of all classes and the total number of shares and par value of each class, and the aggregate par value of all the shares of all classes of which each party to these Articles has the authority to issue are as follows, immediately before the Merger:

                                                         NUMBER       PAR VALUE      AGGREGATE
    NAME                           CLASS OF STOCK       OF SHARES     PER SHARE      PAR VALUE
    ---------------------------  ------------------    -----------    ---------     -----------
    Lending                        Common Stock*        20,000,000     $0.0001      $     2,000
    Advisers                       Common Stock*        20,000,000     $0.001       $    20,000
    Allied I                        Common Stock        10,000,000     $1.00        $10,000,000
    Allied II                       Common Stock        20,000,000     $1.00        $20,000,000
    Commercial                      Common Stock        50,000,000     $0.0001      $     5,000
    Commercial                    Preferred Stock        5,000,000     $0.0001      $       500
                                                        ----------                  -----------
                                 TOTAL All Classes      55,000,000                  $     5,500
                                                        ==========                  ===========

---------------
* Subject to the right of the Board of Directors, in accordance with Section 2-208 of the GCL and the Articles of Incorporation, to reclassify unissued stock.

     5.02. The total number of shares of all classes and the total number of shares and par value, if any, of each class, and the aggregate par value of all the shares of all classes of which the Surviving Company has the authority to issue, both immediately before and as changed by the Merger, are as follows:

                                                     NUMBER            PAR VALUE     AGGREGATE
    NAME                    CLASS OF STOCK          OF SHARES          PER SHARE     PAR VALUE
    --------------------    --------------    ---------------------    ---------     ---------
                                                  Before Merger
                                                 ---------------
    Lending                 Common Stock*          20,000,000           $0.0001       $ 2,000
                                              As Changed by Merger
                                              ---------------------
    Lending                 Common Stock*          100,000,000          $0.0001       $10,000

---------------

     * Subject to the right of the Board of Directors, in accordance with
       Section 2-208 of the GCL and the Articles of Incorporation, to reclassify unissued stock.

                                  ARTICLE VI.

             MANNER OF EFFECTUATING THE MERGER AND CONVERTING STOCK

     6.01. The manner and basis of converting or exchanging issued stock of the merging corporations into different stock of a corporation or for other consideration and the treatment of any issued stock of the merging corporations not to be converted or exchanged are as follows:

          (a) Each share of common stock of each Acquired Company that is owned by any Acquired Company or by Lending or by any Subsidiary of any of them shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor. The term "Subsidiary" means, with respect to any person, any other person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such person, and the term "person" means any corporation, partnership, limited liability company, trust, association, organization or other entity or natural person.

          (b) Each share of common stock of the respective Acquired Companies, par value $0.001 per share in the case of Advisers, $1.00 per share in the case of Allied I, $1.00 per share in the case of Allied II and $0.0001 per share in the case of Commercial, outstanding immediately prior to the Effective Time

     (collectively, the "Acquired Company Shares"), other than Acquired Company Shares to be canceled in accordance with Section 6.01(a), shall be converted (the "Conversion"), without any action on the part of such holder, into fully paid and non-assessable shares of common stock, par value $0.0001 per share, of Lending ("Common Stock") according to the following respective conversion ratios:

             (i) each Acquired Company Share of Advisers shall be converted into
        0.31 shares of Common Stock;

             (ii) each Acquired Company Share of Allied I shall be converted into 1.07 shares of Common Stock;

             (iii) each Acquired Company Share of Allied II shall be converted into 1.40 shares of Common Stock; and

             (iv) each Acquired Company Share of Commercial shall be converted into 1.60 shares of Common Stock.

          (c) The Surviving Company shall issue fractional shares of Common Stock to the extent the Conversion results in a fraction of a share, in which case such fraction shall be rounded to the nearest one-thousandth of a share (rounding upward from the mid-point between thousandths of a share).

          (d) All Acquired Company Shares shall cease to exist, and each certificate previously representing Acquired Company Shares shall (subject to Section 6.01(f)), until properly surrendered, thereafter represent for all corporate purposes the shares of Common Stock into which such Acquired Company Shares have been converted.

          (e) Except as provided in Section 6.01(d), the Surviving Company shall issue shares of Common Stock to be issued in the Merger in uncertificated form. Upon the proper surrender of the certificates formerly representing the Acquired Company Shares in respect of which such Common Stock is issued, the Surviving Company shall send to each person entitled to receive such Common Stock the information required under Section 2-210(c) of the GCL with respect to such shares (a "Confirmation").

          (f) No dividends or other distributions that have been declared or made in respect of the Common Stock with a record date after the Effective Time shall be paid to any person in respect of Common Stock such person receives in the Merger unless such person has properly surrendered the certificates formerly representing all Acquired Company Shares held by such person. Upon surrender of any such certificates formerly representing Acquired Company Shares, there shall be paid to such person the amount of dividends or other distributions in respect of Common Stock with a record date after the Effective Time theretofore paid (but withheld pursuant to the immediately preceding sentence).

          (g) Holders of record immediately prior to the Effective Time of Acquired Company Shares shall be entitled, at and after the Effective Time, to vote the number of shares of Common Stock into which their Acquired Company Shares shall have been converted so long as they remain record holders of such shares of Common Stock, regardless of whether the certificates formerly representing such Acquired Company Shares shall have been surrendered or a Confirmation with respect to such shares of Common Stock shall have been issued.

          (h) The provisions of Sections 6.01(f) and (g) and the second sentence of Section 6.01(e) shall apply to Acquired Company Shares of a given Acquired Company held by a person partly in certificated form and partly in uncertificated form. If any holder of Acquired Company Shares of a given Acquired Company shall at the Effective Time hold all of such Acquired Company Shares in uncertificated form, then such provisions shall not apply to such Acquired Company Shares, and such holder shall be entitled to receive a Confirmation as to the Common Stock issuable in respect of such Acquired Company Shares without any action on the part of such holder.

                                  ARTICLE VII.

                            EFFECTIVE TIME OF MERGER

     7.01. The Merger shall become effective as of the later of 9:00 a.m. Eastern Standard Time on December 31, 1997 or the time the State Department of Assessments and Taxation accepts these Articles of Merger for record (the "Effective Time").

     IN WITNESS WHEREOF, each of ALLIED CAPITAL LENDING CORPORATION, ALLIED CAPITAL ADVISERS, INC., ALLIED CAPITAL CORPORATION, ALLIED CAPITAL CORPORATION II, and ALLIED CAPITAL COMMERCIAL CORPORATION has caused these presents to be
signed in its name and on its behalf, on December   , 1997, by its Chairman of
the Board and Chief Executive Officer who acknowledges these Articles of Merger to be the corporate act of said corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

WITNESS:                             ALLIED CAPITAL LENDING CORPORATION
                                     (a Maryland corporation)

---------------------------------    By:
Tricia Benz Daniels                      ----------------------------------------------------
Secretary                                William L. Walton
                                         Chairman of the Board and Chief Executive Officer

WITNESS:                             ALLIED CAPITAL ADVISERS, INC.
                                     (a Maryland corporation)

---------------------------------    By:
Tricia Benz Daniels                      ----------------------------------------------------
Secretary                                William L. Walton
                                         Chairman of the Board and Chief Executive Officer

WITNESS:                             ALLIED CAPITAL CORPORATION
                                     (a Maryland corporation)

---------------------------------    By:
Tricia Benz Daniels                      ----------------------------------------------------
Secretary                                William L. Walton
                                         Chairman of the Board and Chief Executive Officer

WITNESS:                             ALLIED CAPITAL CORPORATION II
                                     (a Maryland corporation)

---------------------------------    By:
Tricia Benz Daniels                      ----------------------------------------------------
Secretary                                William L. Walton
                                         Chairman of the Board and Chief Executive Officer

WITNESS:                             ALLIED CAPITAL COMMERCIAL CORPORATION
                                     (a Maryland corporation)

---------------------------------    By:
Tricia Benz Daniels                      ----------------------------------------------------
Secretary                                William L. Walton
                                         Chairman of the Board and Chief Executive Officer

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